                                                                    Exhibit 24.2

                                POWER OF ATTORNEY
      Teledyne Technologies Incorporated - 2002 Annual Report on Form 10-K


      The undersigned director of Teledyne Technologies Incorporated, a Delaware corporation ("TDY"), does hereby constitute and appoint John T. Kuelbs and Melanie S. Cibik, or either one of them, his true and lawful attorneys and agents, to execute, file and deliver the Annual Report on Form 10-K of TDY for its 2002 fiscal year ("Form 10-K"), in his name and on his behalf in his capacity as a director of TDY, and to do any and all acts or things, in his name and on his behalf in his capacity as a director of TDY, which said attorneys and agents, or either one of them, may deem necessary or advisable to enable TDY to comply with the Securities Exchange Act of 1934 and any rules, regulations and requirements of the Securities and Exchange Commission in connection with the Form 10-K (including without limitation executing, filing and delivering any amendments to the Form 10-K), and the undersigned does hereby ratify and confirm all that said attorneys and agents, or either one of them, shall do or cause to be done by virtue hereof.

      Witness the due execution hereof this February 27, 2003.

        /s/ Charles Crocker          Director
-----------------------------------
          Charles Crocker